Exhibit 99.1

              Hampton Roads Bankshares Names Donald W. Fulton, Jr.
                             Chief Financial Officer

    CHESAPEAKE, Va., Jan. 6 /PRNewswire-FirstCall/ -- Hampton Roads Bankshares, Inc. (OTC Bulletin Board: HMPR), parent company of Bank of Hampton Roads, is pleased to announce that on December 16, 2003, Donald W. Fulton, Jr. was named the Company's Chief Financial Officer. Mr. Fulton is a Senior Vice President within the Company and has served as its Chief Administrative Officer.

    Prior to joining Hampton Roads Bankshares last year, Mr. Fulton served as a Senior Vice President and the Chief Financial Officer at James River Bankshares, Inc. Before joining James River Bankshares, Mr. Fulton served as the Vice President of Investor Relations at Jefferson Bankshares, Inc. for 15 years. Some of the other capacities in which he has served during his 35-year banking career include Branch Manager, Loan Officer, and Branch Administrator.

    Mr. Fulton is a graduate of the University of Virginia, the Virginia-Maryland School of Bank Management at the University of Virginia, and the Stonier Graduate School of Banking at Rutgers University. His professional affiliations include the Virginia Bankers Association Management Services Board of Directors, Financial Executives Institute, and the National Investor Relations Institute.

   CONTACT:  Tiffany Glenn of Hampton Roads Bankshares, Inc.,
+1-757-436-1000.

SOURCE  Hampton Roads Bankshares, Inc.
    -0-                             01/06/2004
    /CONTACT:  Tiffany Glenn of Hampton Roads Bankshares, Inc.,
+1-757-436-1000/
    /Web site:  http://www.bankofhamptonroads.com/
    (HMPR)

CO:  Hampton Roads Bankshares, Inc.
ST:  Virginia
IN:  FIN OTC
SU:  PER